Exhibit 99.5

EXECUTION COPY

FORM OF RESTRICTION AGREEMENT

This Restriction Agreement (this “Agreement”) is dated as of December 21, 2009 by and between Limelight Networks, Inc., a Delaware corporation (“Parent”) and the undersigned Stockholder (the “Stockholder”) of EyeWonder, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, Parent, the Company, Elvis Merger Sub One Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub One”), Elvis Merger Sub Two LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger Sub Two” and together with Merger Sub One, the “Merger Subs”), John Vincent, as stockholder representative and Deutsche Bank National Trust, as Escrow Agent have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, and as a single integrated transaction, the merger of Merger Sub One with and into the Company in accordance with the applicable provisions of the DGCL (the “First Step Merger”). As soon as practicable following the First Step Merger, Parent will cause the Company to merge with and into Merger Sub Two, with Merger Sub Two continuing as the surviving entity (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”).

WHEREAS, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of shares of outstanding capital stock of the Company.

WHEREAS, as a result of the Merger, Stockholder will receive shares of Parent Common Stock, $0.001 par value (“Parent Stock”).

WHEREAS, as a condition and inducement to the willingness of Parent, Merger Sub One and Merger Sub Two to enter into the Merger Agreement, the Stockholder (in the Stockholder’s capacity as such) has agreed to enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

SECTION 1

LOCK-UP; EXCEPTIONS

1.1 Lock-Up. Stockholder agrees that, without the prior written consent of Parent, during the period commencing on the date hereof and continuing for twelve months after the Effective Time (the “Lock-Up Period”), Stockholder will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Parent Stock acquired by Stockholder in the Merger, or any options or warrants to purchase any such shares of Parent Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of such Parent Stock, whether now owned or hereinafter acquired pursuant to the terms of the Merger Agreement (a “Disposition”), owned directly by Stockholder (including holding as a custodian) or with respect to which Stockholder has beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act. (collectively, the “Stockholder’s Shares”). The restrictions during the Lock-Up Period are expressly agreed to preclude Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Stockholder’s Shares even if such Stockholder’s Shares would be disposed of by someone other than Stockholder. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Stockholder’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

1.2 Exceptions to Lock-Up. Notwithstanding the restrictions contained in Section 1.1 above, Stockholder may (i) transfer the Stockholder’s Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) transfer the Stockholder’s Shares to any trust for the direct or indirect benefit of Stockholder or the immediate family of Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) transfer the Stockholder’s Shares by will or intestacy, provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein, (iv) transfer the Stockholder’s Shares to Parent in connection with any repurchase of such Stockholder’s Shares by Parent, (v) transfer the Stockholder’s Shares pursuant to a qualified domestic relations order, provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein, (vi) transfer the Stockholder’s Shares in connection with a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all Parent stockholders having the right to exchange their shares of Parent Stock for cash, securities or other property, (vii) transfer the Stockholder’s Shares in a private transaction not over any securities exchange, provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein, and provided Stockholder delivers to Parent a written notice at least ten (10) days prior to such transfer in accordance with Section 3.4, stating Stockholder’s intention to transfer Stockholder’s Shares, the name, address and phone number of each proposed transferee thereof, the aggregate number of Stockholder’s Shares proposed to be transferred to each proposed transferee thereof and the cash price or, in reasonable detail, other consideration for which Stockholder proposes to transfer the Stockholder’s Shares or (viii) engage in a Disposition of Stockholder’s Shares; provided that at the time of Disposition, the maximum aggregate number of Parent Shares that Stockholder shall be entitled to sell or otherwise dispose of (inclusive of all Dispositions that have occurred prior to such Disposition) shall be equal to the product of (A) two percent (2%) of the total aggregate number of Stockholder’s Shares actually received by Stockholder pursuant to the terms of the Agreement, times (B) the number of full weeks that have transpired since the closing of the Merger. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if Stockholder is a corporation, the corporation may transfer the Stockholder’s Shares to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. Stockholder now has, and, except as contemplated by clause (i) through (viii) above, for the duration of this Agreement will have, good and marketable title to the Stockholder’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of the Stockholder’s Shares except in compliance with the foregoing restrictions. Parent agrees promptly upon Stockholder’s request in connection with a transfer permitted by this Section 1.2 to direct Parent’s transfer agent and registrar to permit such permitted transfers.

SECTION 2

TERMINATION

From and after the Termination Date, this Agreement shall terminate and there shall be no liability or obligation on the part of Parent or the Stockholder. For purposes of this Agreement, the “Termination Date” shall mean the earliest to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article IX thereof, (ii) such date that is the last day of the Lock-up Period, or (iii) such date as the parties mutually agree to in writing.

SECTION 3

MISCELLANEOUS

3.1 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such void or unenforceable provision.

3.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by operation of law or otherwise by either of the parties without prior written consent of the other.

3.3 Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

3.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

 If to Parent:

 Limelight Networks, Inc.

 2220 W. 14th Street

 Tempe, AZ 85281

 Attention: Philip C. Maynard

 Senior Vice President, Chief Legal Officer and Secretary

 Telephone: 602-850-4815

 Facsimile: 602-850-4915

 with a copy to:

 Wilson Sonsini Goodrich & Rosati

 Professional Corporation

 650 Page Mill Road

 Palo Alto, California 94304-1050

 Attention: Mark Reinstra

 Telephone: 650-320-4566

 Facsimile: 650-493-6811

 If to the Stockholder:

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 [                               ]

 [                               ]

 Attention: [                               ]

 Telephone: [(    )          -          ]

 Facsimile: [(    )          -          ]

 with a copy to:

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 Attention: [                               ]

 Telephone: [(    )          -          ]

 Facsimile: [(    )          -          ]

3.5 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to agreements entered into and performed entirely in the State of Delaware by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

3.6 Submission to Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court in the State of Delaware and agrees that any action involving any equitable claim shall be brought exclusively in the Delaware Court of Chancery, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings related hereto except in such courts.

3.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof.

3.8 Counterparts and Telecopy Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

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IN WITNESS WHEREOF, the undersigned have executed and caused to be effective this Agreement as of the date first above written.

LIMELIGHT NETWORKS, INC.	STOCKHOLDER

By:	By:

Name:	Name:

Title:	Title: